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                                                                   EXHIBIT 10(b)

                          UNITED HEALTHCARE CORPORATION
                              AMENDED AND RESTATED
                         1991 STOCK AND INCENTIVE PLAN,
                   AMENDED AND RESTATED EFFECTIVE MAY 9, 2001

1. PURPOSE OF PLAN.

     This Plan shall be known as the "United HealthCare Corporation 1991 Stock and Incentive Plan" and is hereinafter referred to as the "Plan". The purpose of the Plan is to aid in maintaining and developing personnel capable of contributing to the future success of United HealthCare Corporation, a Minnesota corporation (the "Company"), to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options and other awards as provided herein. Options granted under this Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code), or options which do not qualify as Incentive Stock Options. Awards granted under this Plan shall be SARs, restricted stock or performance awards as hereinafter described.

2. STOCK SUBJECT TO PLAN.

     Subject to the adjustments authorized by Section 15 hereof and the provisions of the remaining subsection of this Section 2, the stock to be subject to options or other awards under the Plan shall be the Company's authorized common shares, par value $.01 per share (the "Shares"). Such shares may be either authorized but unissued shares, or issued shares which have been reacquired by the Company. Subject to adjustment as provided in Section 15 hereof, the number of shares on which options may be exercised or other awards issued under this Plan shall be 6,000,000 shares plus a number of shares equal to the sum of (i) one and one-half percent of the number of shares of the Company's Common Stock outstanding as of the December 31 immediately preceding the year in which such options may be granted plus (ii) options for such number of shares of Common Stock as were available for grant in any preceding year and were not otherwise granted. If awards lapse, expire, terminate or are canceled prior to the issuance of shares, or if shares issued under an option are reacquired by the Company pursuant to this Plan, those shares will be available for new awards. Notwithstanding the foregoing, the number of Shares that may be subject to Incentive Stock Options granted under the Plan may not exceed 2,000,000; such number may be adjusted pursuant to Section 15.

3. ADMINISTRATION OF PLAN.

     (a) The Plan shall be administered by a committee (the "Committee") of two or more directors of the Company, none of whom shall be officers or employees of the Company and all of whom shall be "Non-Employee Directors" with respect to the Plan within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, and any successor rule. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors.

     (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan: (i) to determine the purchase price of the Common Shares covered by each option, (ii) to determine the employees to whom and the time or times at which such options and awards shall be granted and the number of shares to be subject to each, (iii) to determine the form of payment to be made upon the exercise of an SAR or in connection with performance awards, either cash, Common Shares of the Company or a combination thereof, (iv) to determine the terms of exercise of each option and award, (v) to accelerate the time at which all or any part of an option or award may be exercised, (vi) to amend or modify the terms of any option or award with the consent of the holder of the optionee or grantee, (vii) to interpret the Plan,
(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, (ix) to determine the




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terms and provisions of each option or award agreement under the Plan (any of which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, (x) to delegate such of its authority granted herein as it deems is in the best interests of the Company, and (xi) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 16 herein to amend or terminate the Plan. The Committee's determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive; provided, however, that the Committee's determinations with respect to the matters set forth in clauses (ii) and (iii) above, unless delegated as provided in subsection 3(C) below, shall be final and conclusive without any right of disapproval by the Board of Directors of the Company.

     (c) The Chief Executive Officer of the Company shall have the authority, as granted by the Committee pursuant to clause (x) of the preceding subsection, to grant, pursuant to the Plan, options or other awards to eligible persons who are not considered by the Company as its officers or directors for purposes of
Section 16 of the Securities Exchange Act of 1934, as amended. The Chief Executive Officer of the Company shall provide information as to any grants made pursuant to this subsection to the Committee at its next meeting.

     (d) The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The grant of an option or award shall be effective only if a written agreement shall have been duly executed and delivered or if notice of such option or award shall have been duly communicated by and on behalf of the Company following such grant. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

4. ELIGIBILITY.

     Incentive Stock Options may be granted under this Plan only to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations within the meaning of Section 424(f) of the Code (herein called "subsidiaries"). Full or part-time employees, consultants or independent contractors to the Company or one of its subsidiaries shall be eligible to receive awards and options which do not qualify as Incentive Stock Options. In determining the persons to whom options and awards shall be granted and the number of shares subject to each, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted an option or award under this Plan may be granted additional options or awards under the Plan if the Committee shall so determine; provided, however, that for Incentive Stock Options granted after December 31, 1986, to the extent the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Common Shares with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of his or her employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options which do not qualify as Incentive Stock Options. Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect in any way the right of the Company or any of its subsidiaries to terminate his or her employment at any time.

5. PRICE.

     The option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Shares at the date of grant of such option. The option price for options granted under the Plan which do not qualify as Incentive Stock Options and, if applicable, the price for all awards shall also be determined by the Committee. For purposes of this Section 5 and for all other valuation purposes under the Plan, the fair market value of the Common Shares shall be as reasonably determined by such methods or procedures as shall be established from time to time by the Committee; provided, that for the purposes of the first sentence of this Section 5, the fair market value of the Common Shares shall not be less than the closing price of the stock on the date for which fair market value is being determined, as reported on any national securities exchange on which the Common Shares are then traded. If on the date of grant of any option or award hereunder the Common Shares are not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 5 and in connection therewith shall take such action as it deems necessary or advisable.

6. TERM.

     Each option and award and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the option or award agreement. The Committee shall be under no duty to provide terms of like duration for options or awards granted under the Plan, but the term of an Incentive Stock Option may not extend more than ten (10) years from the date of grant of such option and the term of options granted under the Plan which do not qualify as Incentive Stock Options may not extend more than fifteen (15) years from the date of grant of such option.

7. EXERCISE OF OPTION OR AWARD.

     (a) The Committee shall have full and complete authority to determine whether the option or award will be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in such installments, upon the occurrence of such events, such as termination of employment for any reason, and at such times during the term of the option or



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award as the Committee may determine and specify in the option or award agreement.

     (b) The exercise of any option or award granted hereunder shall be effective only at such time as the sale of Common Shares pursuant to such exercise will not violate any state or federal securities or other laws. To the extent required in order to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, in the case of an option or award granted to a person considered by the Company as one of its officers or directors for purposes of
Section 16 of the Securities Exchange Act of 1934, as amended, the terms of the option or award will require that such shares are not disposed of by such officer or director for a period of at least six months from the date of grant.

     (c) An optionee or grantee electing to exercise an option or award, or his or her representative, shall give notice to the Company of such election and of the number of shares subject to such exercise. The Company will verify the appropriateness of the election and determine the compensation and related withholding tax amounts. The exercise amount and applicable taxes shall be tendered either prior to the issuance of shares pursuant to the exercise or, if such option is exercised pursuant to a cashless exercise and sale transaction, on or prior to the settlement date of such transaction. Payment shall be made to the Company in cash (including wire transfer, bank check, certified check, personal check, or money order), or, at the discretion of the Committee and as specified by the Committee, (i) by delivering Common Shares already owned by the optionee or grantee having a fair market value as of such date equal to the full purchase price of the shares, together with any applicable withholding taxes, or
(ii) a combination of cash and such shares; provided, however, that an optionee shall not be entitled to tender shares of the Company's Common Stock pursuant to successive, substantially simultaneous exercises of options granted under this or any other stock option plan of the Company. The fair market value of such tendered shares shall be determined as provided in Section 5 herein. Until such person has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

8. ALTERNATIVE STOCK APPRECIATION RIGHTS.

     (a) Grant. At the time of grant of an option or award under the Plan (or at any other time), the Committee, in its discretion, may grant a Stock Appreciation Right ("SAR") evidenced by an agreement in such form as the Committee shall from time to time approve. Any such SAR may be subject to restrictions on the exercise thereof as may be set forth in the agreement representing such SAR, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

     (b) Exercise. An SAR shall be exercised by the delivery to the Company of a written notice which shall state that the holder thereof elects to exercise his or her SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests be paid to him or her in cash and what portion, if any, is to be paid in Common Shares of the Company. The Committee promptly shall cause to be paid to such holder the SAR exercise amount, less any applicable withholding taxes, either in cash, in Common Shares of the Company, or in any combination of cash and shares as the Committee may determine. Such determination may be either in accordance with the request made by the holder of the SAR or in the sole and absolute discretion of the Committee. The SAR exercise amount is the excess of the fair market value of one share of the Company's Common Shares on the date of exercise over the per share exercise price in respect of which the SAR was granted, multiplied by the number of shares as to which the SAR is exercised. For the purposes, hereof, the fair market value of the Company's shares shall be determined as provided in Section 5 herein.

9. RESTRICTED STOCK AWARDS.

     Awards of Common Shares subject to forfeiture and transfer restrictions may be granted by the Committee. Any restricted stock award shall be evidenced by an agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan:

     (a) Grant of Restricted Stock Awards. Each restricted stock award made under the Plan shall be for such number of Common Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such restricted stock award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the restricted stock award. The agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Common Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted stock awards, provided that, in the case of restricted stock awards made to a person considered by the Company as an officer or director for purposes of Section 16 of the Securities Act of 1934, as amended, the terms of such restricted stock agreement will provide that the stock so awarded may not be disposed of for a period of at least six months from the date the award was made.

     (b) Delivery of Common Shares and Restrictions. At the time of a restricted stock award, the number of Common Shares awarded thereunder shall be registered in the name of the grantee. If a certificate representing such shares is issued, such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Common Shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate, if one is issued, until the expiration of the restricted period and the fulfillment of any other



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restrictive conditions set forth in the restricted stock agreement with respect to such Common Shares; (ii) none of the Common Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the shares shall be forfeited and all rights of the grantee to such shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Common Shares were granted and unless any other restrictive conditions relating to the restricted stock award are met. Any Common Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Shares subject to restricted stock awards shall be subject to the same restrictions, terms and conditions as such restricted Common Shares.

     (c) Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the restricted stock award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in any agreement relating to the restricted stock award or in the Plan shall lapse as to the restricted Common Shares subject thereto. Upon payment by the grantee to the Company of any withholding tax required to be paid, a stock certificate, if one is requested, for the appropriate number of Common Shares, free of the restrictions and the restricted stock legend, shall be delivered to the grantee or his or her beneficiary or estate, as the case may be.

10. PERFORMANCE AWARDS.

     The Committee is further authorized to grant performance awards. Subject to the terms of this Plan and any applicable award agreement, a performance award granted under the Plan (i) may be denominated or payable in cash, Common Shares (including, without limitation, restricted stock), other securities, other awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee, in its discretion, and payable to, or exercisable by, the holder of the performance awards, in whole or in part, upon achievement of such performance goals during such performance periods as the Committee, in its discretion, shall establish. Subject to the terms of this Plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any performance award granted, and the amount of any payment or transfer to be made by the grantee and by the Company under any performance award shall be determined by the Committee.

11. INCOME TAX WITHHOLDING AND TAX BONUSES.

     (a) In order to comply with all applicable federal, state or local income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state or local payroll, withholding, income or other taxes, which are the sole and absolute responsibility of an optionee or grantee under the Plan, are withheld or collected from such optionee or grantee prior to his or her receipt of Common Shares pursuant to the exercise of an option or the satisfaction of the conditions of any other award. In order to assist an optionee or grantee in paying all federal and state taxes to be withheld or collected upon exercise of an option or award which does not qualify as an Incentive Stock Option hereunder, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, shall permit the optionee or grantee to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise of such option or award with a fair market value, determined in accordance with Section 5 herein, equal to such taxes or (ii) delivering to the Company Common Shares other than the shares issuable upon exercise of such option or award with a fair market value, determined in accordance with Section 5, equal to such taxes. The election must be made on or before the date that the amount of tax to be withheld is determined.

     (b) The Committee shall have the authority, at the time of grant of an option under the Plan or at any time thereafter, to approve tax bonuses to designated optionees or grantees to be paid upon their exercise of options or awards granted hereunder. The amount of any such payments shall be determined by the Committee but shall not exceed one hundred percent (100%) of the excess of the fair market value of the shares received upon exercise of an option or award over the price paid therefor. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereof.

12. ADDITIONAL RESTRICTIONS.

     The Committee shall have full and complete authority to determine whether all or any part of the Common Shares of the Company acquired upon exercise of any of the options or awards granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's or grantee's rights with respect thereto, but any such restriction shall be contained in the agreement relating to such options or awards.

13. TEN PERCENT SHAREHOLDER RULE.

     Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) Common Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations (within the meaning of Section 422(b)(5) of the Code), then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422(c)(5) of the Code, and the option price shall be not less than 110% of the fair market value of the Common Shares of the Company determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

14. NONTRANSFERABILITY.

     No option or award granted under the Plan shall be transferable by an optionee or grantee, otherwise than by will or the laws of descent or distribution. Except as otherwise provided



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in an option or award agreement, during the lifetime of an optionee or grantee, the option or award shall be exercisable only by such optionee or grantee. The Committee shall have the authority to waive the provisions of this Section with respect to any grant of options under the Plan subject to such terms, conditions or limitations as they may, in their discretion impose.

15. DILUTION OR OTHER ADJUSTMENTS.

     If there shall be any change in the Common Shares through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options and awards shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options and awards and the amount payable upon exercise of outstanding awards, in order to prevent dilution or enlargement of option or award rights.

16. AMENDMENT OR DISCONTINUANCE OF PLAN.

     The Board of Directors may amend or discontinue the Plan at any time. Subject to the provisions of Section 15 no amendment of the Plan, however, shall without shareholder approval: (a) increase the number of shares authorized under the Plan as provided in Section 2 herein, (b) decrease the minimum price provided in Section 5 herein, (c) extend the maximum term under Section 6, or
(d) modify the eligibility requirements for participation in the Plan. The Committee, or the Company's Chief Executive Officer as authorized by the Committee, may grant, each year, options and awards for the number of shares authorized by Section 2 herein without further amendment to the Plan increasing the number of shares authorized for distribution. The Board of Directors shall not alter or impair any option or award theretofore granted under the Plan without the consent of the holder of the option or award.

17. TIME OF GRANTING.

     Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the shareholders of the Company, and no action taken by the Committee, the Chief Executive Officer or the Board of Directors (other than the execution and delivery of an option or award agreement), shall constitute the granting of an option or award hereunder.

18. EFFECTIVE DATE AND TERMINATION OF PLAN.

     (a) The Plan was approved by the Board of Directors on February 15, 1993, and shall be approved by the shareholders of the Company within twelve (12) months thereof.

     (b) Unless the Plan shall have been discontinued as provided in Section 16 hereof, the Plan shall terminate on February 14, 2003. No option or award may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee or grantee, alter or impair any rights or obligations under any option or award theretofore granted.

19. OPTION AND AWARD LIMITATIONS UNDER THE PLAN.

     No participant who is an employee of the Company at the time of grant may be granted an option or award the value of which is based solely on an increase in the value of the shares after the date of grant of such option or awards for more than 2,000,000 shares, in the aggregate, in any one calendar year period beginning with the period commencing on January 1, 1996 and ending December 31, 1996. The foregoing annual limitation specifically includes the grant of any options or awards representing qualified performance-based compensation within the meaning of Section 162(m) of the Code.



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